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                                                                      Exhibit 11

                           AER ENERGY RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)



                                                                                                                  PERIOD FROM
                                                                                                                 JULY 17, 1989
                                            THREE MONTHS ENDED SEPTEMBER 30,         NINE MONTHS ENDED              (DATE OF
                                                       SEPTEMBER 30,                    SEPTEMBER 30,            INCEPTION) TO
                                            -------------------------------       --------------------------     SEPTEMBER 30,
                                                1996               1995             1996             1995             1996
                                            -----------        ------------       -------        -----------    ---------------
               Weighted average  Common
                Stock outstanding  . . . .      24,058,133       17,257,495       22,178,701       17,244,185       10,762,853

               Common Stock issued and
                stock options granted in
                accordance with SAB
                No. 83   . . . . . . . . .              --               --               --               --        1,521,926
                                             -------------    -------------    -------------    -------------    -------------
               Total . . . . . . . . . . .      24,058,133       17,257,495       22,178,701       17,244,185       12,284,779
                                             =============    =============    =============    =============    =============

               Net loss  . . . . . . . . .   $  (1,795,267)   $  (2,204,256)   $  (5,500,524)   $  (7,886,137)   $ (43,634,283)
                                             =============    =============    =============    =============    =============

               Per share amount  . . . . .   $       (0.07)   $       (0.13)   $       (0.25)   $       (0.46)   $       (3.55)
                                             =============    =============    =============    =============    =============





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